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                                  June 27, 2005

Capital Maritime & Trading Corp.
3, Iassonos Street
Piraeus, Athens
18537 Greece

Dear Ladies and Gentlemen:

         We have acted as special counsel as to matters of the law of the
Republic of the Marshall Islands (the "Marshall Islands") for Capital Maritime &
Trading Corp., a non-resident corporation incorporated under the laws of the
Marshall Islands (the "Company"), in connection with the issuance of up to
19,170,500 shares of common stock, par value $0.001 per share, of the Company
(the "Offering Shares") and the related preferred stock purchase rights as described in the Company's Registration Statement on Form F-1 (File No.
333-125759) (the "Registration Statement") filed with the U.S. Securities and
Exchange Commission (the "Commission").

         For the purposes of this opinion, we have examined the following with respect to the Company: (1) the Registration Statement; and (2) the prospectus of the Company included in the Registration Statement (the "Prospectus").

         In rendering this opinion we have also examined originals, photocopies or certified copies of all such other documents, including certificates of public officials and of officers of the Company as we have deemed necessary as a basis for the opinion herein rendered.

         In such examination we have assumed: (1) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals; (2) the completeness and conformity to authentic original documents of all documents submitted to us as photocopies; and (3) the truth and accuracy of all representations and statements as to fact made in the documents provided. We have not taken any steps to verify these assumptions.

                                                                          Page 2
                                                                   June 27, 2005

         We express no opinion as to the laws of any jurisdiction other than the
Marshall Islands.

         Based on the foregoing we are of the opinion that the statements in the
Prospectus under the caption "Tax Considerations - Marshall Islands Tax
Considerations", insofar as such statements relate to matters of law or regulation, fairly summarize the tax matters referred to therein.

         We consent to the filing of this opinion as an exhibit to the
Registration Statement without admitting that we are "experts" within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the
Registration Statement.

         This opinion is limited to the laws of the Marshall Islands which are in force on the date of this letter. We have no responsibility to update this opinion.

                                                  Very truly yours,

                                                  /s/ HEALY & BAILLIE, LLP